SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                   ________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):
          October 6, 1994

                    Health and Retirement Properties Trust
                   (Exact name as specified in its charter)

                Maryland            1-9317           04-6558834
            (State or Other    (Commission File   (I.R.S. Employer
            Jurisdiction of        Number)         Identification
             Incorporation)                             No.)

                       400 Centre Street
                     Newton, Massachusetts                02158
            (Address of Principal Executive Offices)   (Zip Code)

                                 617-332-3990
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


          Item 5.  Other Events.

                    On October 6, 1994, the Board of Trustees of
          Health and Retirement Properties Trust (the "Company") voted to amend the Company's Bylaws to: (a) delete requirements relating to the appointment of inspectors of election in advance of shareholder meetings; (b) specify advance notice procedures for the nomination of Trustees by shareholders and for shareholders to bring business before a shareholder meeting; (c) specify notice procedures in the event that a shareholder desires to request the call of a special meeting or proposes to solicit consents; (d) require that shareholders have at least 60 days to give or revoke written consents when action is being taken by shareholders without a meeting; and (e) permit notice of special meetings of the Trustees to be sent by mail, facsimile or telex. On October 17, 1994, the Board of Trustees adopted a further amendment to the Company's Bylaws exempting the Company from Maryland law provisions relating to shareholder approval of control share acquisitions, as permitted under Maryland law.

                    On October 17, 1994, the Board of Trustees of the Company also declared a dividend distribution of one right for each of the Company's outstanding Common Shares of beneficial interest, par value $.01 per share (the "Common Shares"), to holders of record of the Common Shares at the close of business on November 7, 1994.
          Each Right entitles the registered holder to purchase from the Company one one-hundredth of a Preferred Share of beneficial interest, par value $.01 per share, of the Company (the "Preferred Shares") or in certain circumstances, to receive cash, property, Common Shares or other securities of the Company, at a Purchase Price of $50 per one one-hundredth of a Preferred Share, subject to adjustment (the "Rights"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and State Street Bank and Trust Company, as Rights Agent.

                    Initially, the Rights will be attached to all certificates representing the Common Shares and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 business days (or such later date as the Company's Board of Trustees may determine before a Distribution Date occurs) following a public announcement by the Company that a person or group of affiliated or associated persons, with certain exceptions (an "Acquiring Person"), has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Shares (the date of such announcement being the "Share Acquisition Date") or (ii) 10 business days (or such later date as the Company's Board of Trustees may determine before a Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person.

                    Until the Distribution Date, (i) the Rights will be evidenced by the certificates for Common Shares and will be transferred with and only with such Common Share certificates, (ii) Common Share certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

                    The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 17, 2004, unless earlier redeemed or exchanged by the Company as described below.

                    As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights.

                    In the event (a "Flip-In Event") a Person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms which a majority of the Company's Outside Trustees (as defined in the Rights Agreement) determines to be fair to and otherwise in the best interests of the Company and its shareholders (a "fair offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement.
          However, Rights will not be exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

                    For example, at an exercise price of $50 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-In Event would entitle its holder to purchase $100 worth of Common Shares (or other consideration, as noted above) for $50. Assuming that the Common Shares had a Current Market Price of $12.50 at such time, the holder of each valid Right would be entitled to purchase 8 Common Shares for $50.

                    In the event (a "Flip-Over Event") that, at any time on or after the Share Acquisition Date, (i) the Company shall take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) and the Company shall not be the surviving entity or (ii) the Company shall take part in a merger or other business combination transaction in which the Common Shares are changed or exchanged (other than certain mergers that follow a fair offer) or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

                    The Purchase Price payable and the number of Preferred Shares (or the amount of cash, property or other securities) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the Current Market Price of the Preferred Shares or
          (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu thereof, a cash payment may be made, as provided in the Rights Agreement.

                    At any time until 10 business days following the Share Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, Common Shares or other consideration as the Board of Trustees may determine. Immediately upon the effectiveness of the action of the Company's Board of Trustees ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

                    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or cash, property or other securities) of the Company or for common stock of the acquiring company as set forth above.

                    The terms of the Rights, other than key
          financial terms and the date on which the Rights expire, may be amended by the Board of Trustees of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Trustees only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain other related parties) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

                    These summary descriptions of the Rights and the Amendments to the Company's Bylaws do not purport to be complete and are qualified in their entireties by reference to the Rights Agreement filed as Exhibit (4) hereto and the First Amendment and Restatement of Bylaws of the Company, dated as of October 17, 1994, which is filed as Exhibit (3)(ii) hereto. Capitalized terms used and not defined herein have the meanings set forth in the Rights Agreement.

          Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits.

                    The exhibits filed with this report are set forth in the Exhibit Index below.


          SIGNATURE
               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date: October 20, 1994

                                        HEALTH AND RETIREMENT
                                         PROPERTIES TRUST

                                        By John G. Murray
                                          Name: John G. Murray
                                          Title: Treasurer



                         EXHIBIT INDEX

          Exhibit No.         Description                         Page

          (3)(ii)   First Amendment and Restatement of
                    Bylaws of the Company, dated as of
                    October 17, 1994.


          (4) Rights Agreement, dated as of October 17, 1994, between Health and Retirement Proper ties Trust and State Street Bank and Trust Company, as Rights Agent. [Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distri-bution Date (as defined in the Rights Agreement).]

          (20)      Form of letter to the Company's
                    shareholders.

          (99)      Press release issued by the Company on
                    October 17, 1994.